Exhibit 1.1

PLACEMENT AGENT AGREEMENT

As of April [__] (the “Effective Date”), this PLACEMENT AGENT AGREEMENT (the “Agreement”) is made by and between Reliance Global Group, Inc., a Florida corporation (the “Issuer”), and Dominari Securities LLC, a Delaware limited liability company (the “Placement Agent”), in connection with the proposed offer and placement (the “Offering”) by the Issuer of [____] units (each a “Unit”), each consisting of (a) one share (each, a “Share”) of the Issuer’s common stock of the Issuer, par value $0.086 per share (“Common Stock”) or a pre-funded warrant (in lieu of a Share) to purchase a share of Common Stock (each, a “Pre-Funded Warrant”), and (b) two warrants, each to purchase a share of Common Stock (each, a “Warrant” and together with the Units, the Shares and the Pre-Funded Warrants, the “Securities”), pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-1 (File No. 333-[_____]) (the “Registration Statement”). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Issuer’s Registration Statement.

1. Appointment of the Placement Agent.

1.1 On the basis of the representations, warranties, and covenants herein contained, but subject to the terms and conditions herein set forth, the Issuer hereby appoints the Placement Agent as its agent for the purpose of selling the Securities on a “best efforts” basis and to solicit purchasers for the Securities at the price to be paid and otherwise upon the terms and conditions set forth in the set forth in the Prospectus (as defined below). The Placement Agent shall solicit purchasers for the Securities through a registered public offering under the Securities Act.

1.2 The Placement Agent is authorized to solicit investors for the Securities (each a “Investor”, or collectively the “Investors”). The Securities will be offered during a period commencing on the date of the has been declared effective under the Securities Act by the U.S. Securities and Exchange Commission (the “Commission”)) and continuing until the offering termination date as defined in the Registration Statement (the “Offering Termination Date”, with such interval defining the “Offering Period”).

1.3 Subject to the performance by the Issuer of all the obligations to be performed hereunder and to the completeness and accuracy of all the Issuer’s representations and warranties contained herein, the Placement Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts during the Offering Period to find qualified Investors for the Securities.

2. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Placement Agent that:

2.1 The Issuer is duly organized and validly exists as a Florida corporation in good standing under the laws of the state of Florida, has all requisite power and authority to enter into this Agreement, and has all requisite power and authority to conduct its business as described in the Registration Statement.

2.2 No consent, approval, authorization, or other order of any governmental authority is required in connection with the execution or delivery by the Issuer of this Agreement or the issuance and sale by the Issuer of the Securities, except such as may be required under the Securities Act or applicable state securities laws.

2.3 No defaults exist in the due performance or observance of any material obligation, term, covenant, or condition of any agreement or instrument to which the Issuer is a party or by which it is bound.

2.4 This Agreement, when executed by the Issuer, will have been duly authorized and will be a valid and binding agreement of the Issuer, enforceable in accordance with its terms.

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2.5 At the time of the issuance of the Securities, the Securities will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement.

2.6 Subject to the performance of the Issuer’s obligations hereunder, the holders of the Securities will have the rights described in the Registration Statement.

2.7 The Company has filed with the Commission the Registration Statement under the Securities Act, which was filed on [_____] and declared effective on [_____] for the registration of the Securities under the Securities Act. Following the determination of pricing among the Company and the prospective Investors introduced to the Company by the Placement Agent, the Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a final prospectus relating to the placement of the Securities, their respective pricings and the plan of distribution thereof and will advise the Placement Agents of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, at any given time, including the exhibits thereto filed at such time, as amended at such time, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement at the time of effectiveness is hereinafter called the “Base Prospectus”; and the final prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and/or 424(b) (including the Base Prospectus as it may be amended or supplemented) is hereinafter called the “Final Prospectus.” The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.” Any reference in this Agreement to the Registration Statement, the Original Registration Statement, the Base Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any, which were or are filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any given time, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Original Registration Statement, the Base Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Final Prospectus, as the case may be. As used in this paragraph and elsewhere in this Agreement, “Time of Sale Disclosure Package” means the Base Prospectus, and any issuer free writing prospectus as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package. The term “any Prospectus” shall mean, as the context requires, the Base Prospectus, the Final Prospectus, and any supplement to either thereof. The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or intends to commence a proceeding for any such purpose.

2.8 The Original Registration Statement, as amended, (and any further documents to be filed with the Commission that are incorporated by reference into the Original Registration Statement) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, and the Final Prospectus, each as of its respective date, comply or will comply in all material respects with the Securities Act and the applicable Rules and Regulations. Each of the Base Prospectus and the Final Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations promulgated thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Final Prospectus), in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. Except for this Agreement, there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. Except for this Agreement, there are no contracts or other documents required to be described in the Base Prospectus or Final Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

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2.9 As of the Effective Date and at the time of any sale of the Securities (collectively, the “Applicable Date”) the Issuer hereby represents and warrants to the Placement Agent that as of the Applicable Date, none of the Issuer; any predecessor of the Issuer; any affiliated issuer; any director, executive officer, other officer participating in the Offering, general partner or managing member of the Issuer; any beneficial owner of 20% or more of the Issuer’s outstanding voting equity securities, calculated on the basis of voting power; any promoter connected with the Issuer in any capacity at the time of such sale; any investment manager of the Issuer, if Issuer is a pooled investment fund; any person that has been or will be paid (directly or indirectly) remuneration for solicitation of Investors in connection with such sale of Securities; any general partner or managing member of any such investment manager or solicitor; or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor:

2.9.1 Has been convicted, within ten (10) years of any Applicable Date of any felony or misdemeanor that was:

(a) In connection with the purchase or sale of any security;

(b) Involving or making of any false filing with the Commission; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

2.9.2 Is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within five (5) years before any Applicable Date, that, as of such Applicable Date, restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the Commission; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

2.9.3 Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission, or the National Credit Union Administration that:

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(a) As of any Applicable Date, bars the person from:

(i) Association with an entity regulated by such commission, authority, agency, or officer;

(ii) Engaging in the business of securities, insurance, or banking; or

(iii) Engaging in savings association or credit union activities.

(b) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten (10) years before any Applicable Date.

2.9.4 Is subject to an order of the Commission pursuant to Section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or Section 203(e) or (f) of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) that, as of any Applicable Date:

(a) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, or investment adviser;

(b) Places limitations on the activities, functions or operations of such person; or

(c) Bars such person from being associated with any entity or from participating in the offering of any penny stock.

2.9.5 Is subject to any order of the Commission entered within five (5) years before any Applicable Date, that, as of such Applicable Date, orders the person to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and 17 CFR 240.10b-5, Section 15(c)(1) of the Exchange Act, and Section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b) Section 5 of the Securities Act.

2.9.6 Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

2.9.7 Has filed (as a registrant or issuer), or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five (5) years of any Applicable Date, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or, is, as of any Applicable Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

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2.9.8 Is subject to a United States Postal Service false representation order entered within five (5) years before any Applicable Date, or is, as of any Applicable Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

2.9.9 The Issuer agrees to immediately notify the Placement Agent if there is any event or potential event concerning any person described in the Registration Statement whereby such person becomes, or is likely to become, a “Bad Actor” during the Offering Period.

2.10 The representations and warranties made in this Section 2 are made as of the Effective Date and shall be continuing representations and warranties throughout the term of the Offering Period. In the event that any of these representations or warranties becomes untrue, the Issuer will immediately notify the Placement Agent in writing of the fact which makes the representation or warranty untrue.

3. Duties and Obligations of the Issuer.

3.1 The Issuer will comply with all requirements imposed upon it by federal and state securities laws, rules, and regulations to permit the continuance of offers and sales of the Securities in accordance with the provisions of this Agreement and the Registration Statement and will amend or supplement the Registration Statement in order to make the Registration Statement comply with the requirements of applicable federal and state securities laws, rules, and regulations.

3.2 If, at any time, any event occurs as a result of which the Registration Statement would include an untrue statement of a material fact or, in view of the circumstances under which it was made, omit to state any material fact necessary to make the statements therein not misleading, the Issuer will notify the Placement Agent thereof, effect the preparation of an amendment or supplement to the Registration Statement which will correct such statement or omission, and deliver to the Placement Agent such numbers of copies of such amendment or supplement to the Registration Statement as the Placement Agent may reasonably request.

3.3 The Issuer shall not make any written or oral representations or statements to Investors that contradict or are inconsistent with the statements made in the Registration Statement, as amended or supplemented.

3.4 The Issuer will comply with all requirements imposed upon it by the Commission, the regulations and rules thereunder, and applicable state securities laws.

3.5 The Issuer will apply the net proceeds from the Offering received by it in the manner set forth in the Registration Statement.

3.6 The Issuer agrees to confirm all orders for purchase of Securities that are accepted by the Issuer and provide such confirmation to the Placement Agent.

3.7 The Issuer will deliver to the Placement Agent such numbers of copies of the Registration Statement and any amendment(s) or supplement(s) thereto, with all appendices thereto, and such numbers of copies of printed sales literature or other materials as the Placement Agent may reasonably request in connection with the Offering or for the purposes contemplated by federal and applicable state securities laws.

3.8 The Issuer will furnish the holders of the Securities with all reports described in the Registration Statement and applicable Issuer governing documents and will deliver to the Placement Agent one copy of each such report at the time that such reports are furnished to the holders of the Securities, and any other such other information concerning the Issuer, as may reasonably be requested.

3.9 Any officer, director, employee, or affiliate of the Issuer who buys any Securities in connection with the Offering shall do so for investment purposes only and not with the intention of resale or distribution.

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4. Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to the Issuer that:

4.1 The Placement Agent is duly organized and validly exists as a limited liability company in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement.

4.2 This Agreement, when executed by the Placement Agent, will have been duly authorized and will be a valid and binding agreement of the Placement Agent, enforceable in accordance with its terms.

4.3 The consummation of the transactions contemplated herein and those contemplated by the Registration Statement will not result in a breach or violation of any order, rule, or regulation directed to the Placement Agent by any court, any federal or state regulatory body, Financial Industry Regulatory Authority, Inc. (“FINRA”), or any administrative agency having jurisdiction over the Placement Agent or its affiliates.

4.4 The Placement Agent is, and during the term of this Agreement will be, duly registered as a broker dealer pursuant to the provisions of the Exchange Act, a member in good standing with FINRA, and duly registered as a broker dealer in any state where offers are made by the Placement Agent. The Placement Agent will comply with all applicable federal and state securities laws, the published rules and regulations thereunder, and FINRA rules.

4.5 This Agreement, or any supplement or amendment hereto, may be filed with the Commission or FINRA, if such filing should be required, and may be filed with and may be subject to the approval of applicable federal and applicable state securities regulatory agencies, if required.

4.6 The Placement Agent has established and implemented anti-money laundering compliance programs, in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Securities.

4.7 Neither the Placement Agent nor any of its executive officers, directors, general partners, managing members, or officers involved in the offering, registered representatives acting on behalf of the Placement Agent or persons who own 20.0% or more of the Placement Agent or any person receiving any direct or indirect compensation from the Placement Agent with respect to the Offering:

4.7.1 Has been convicted, within ten (10) years of any Applicable Date of any felony or misdemeanor that was:

(a) In connection with the purchase or sale of any security;

(b) Involving or making of any false filing with the Commission; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

4.7.2 Is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within five (5) years before any Applicable Date, that, as of such Applicable Date, restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the Commission; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

4.7.3 Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission, or the National Credit Union Administration that:

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(a) As of any Applicable Date, bars the person from:

(i) Association with an entity regulated by such commission, authority, agency, or officer;

(ii) Engaging in the business of securities, insurance, or banking; or

(iii) Engaging in savings association or credit union activities.

(b) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten (10) years before any Applicable Date.

4.7.4 Is subject to an order of the Commission pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act, that, as of any Applicable Date:

(a) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, or investment adviser;

(b) Places limitations on the activities, functions or operations of such person; or

(c) Bars such person from being associated with any entity or from participating in the offering of any penny stock.

4.7.5 Is subject to any order of the Commission entered within five (5) years before any Applicable Date, that, as of such Applicable Date, orders the person to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and 17 CFR 240.10b-5, Section 15(c)(1) of the Exchange Act, and Section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b) Section 5 of the Securities Act.

4.7.6 Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

4.7.7 Has filed (as a registrant or issuer), or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five (5) years of any Applicable Date, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or, is, as of any Applicable Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

4.7.8 Is subject to a United States Postal Service false representation order entered within five (5) years before any Applicable Date, or is, as of any Applicable Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

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4.8 The representations and warranties made in this Section 4 are made as of the Effective Date and shall be continuing representations and warranties throughout the term of the Offering Period. In the event that any of these representations or warranties becomes untrue, the Placement Agent will immediately notify the Issuer in writing of the fact which makes the representation or warranty untrue.

5. Duties and Obligations of the Placement Agent.

5.1 All actions by the Placement Agent and its respective agents, members, employees, and affiliates shall conform to (i) requirements applicable to broker dealers under federal and state securities laws, rules, and regulations, and (ii) applicable requirements and rules of FINRA.

5.2 The Placement Agent will serve in a “best efforts” capacity in the offering, sale, and distribution of the Securities. The Placement Agent may offer the Securities as an agent, but all sales shall be made by the Issuer, acting through the Placement Agent as an agent, and not by the Placement Agent as a principal. The Placement Agent shall have no authority to appoint any person or other entity as an agent or sub-agent of the Placement Agent or the Issuer.

5.3 The Placement Agent and its employees, officers, or other agents shall make no representations to any prospective Investor other than those contained in the Registration Statement and will not allow any other written materials to be used to describe the potential investment to prospective Investors other than the Registration Statement or supplemental sales literature furnished to the Placement Agent by the Issuer.

5.4 The Placement Agent will immediately bring to the attention of the Issuer any circumstance or fact which causes the Placement Agent to believe the Registration Statement, any other literature distributed pursuant to the Offering, or any information supplied by prospective Investors in their subscription materials, may be inaccurate or misleading.

5.5 The Placement Agent will not engage in any activities hereunder in any state other than those for which the Placement Agent is a broker or dealer duly registered in such state, or exempt therefrom.

5.6 It is understood that no sale shall be regarded as effective unless and until accepted by the Issuer. The Issuer reserves the right in its sole discretion to accept or reject any subscription for Securities in whole or in part for a period of 30 days after receipt of the subscription for Securities. Any subscription for Securities not accepted within 30 days of receipt shall be deemed rejected.

5.7 In the event the Placement Agent receives any customer funds for the Securities, the Placement Agent will transmit such customer funds, not later than noon of the next business day following receipt of such funds for the Securities, to the applicable escrow or bank account for the Offering.

6. Compensation.

6.1 As compensation for services rendered by the Placement Agent under this Agreement, the Placement Agent will be entitled to receive from the Issuer the following compensation:

6.1.1 A selling commission (the “Selling Commission”) of up to 8.0% of the purchase price of the Securities sold by the Placement Agent (the “Total Sales”), some or all of which may be reallowed to registered representatives of the Placement Agent; provided, that the Sales Commission shall be reduced to 3.0% of the purchase price of the Securities sold by the Placement Agent to investors introduced to the offering by the Issuer or any of its officers, directors or employees.

6.1.2 The Issuer shall issue to Placement Agent or its designees at Closing, warrants (the “Placement Agent Warrants”) to purchase that number of shares of Common Stock equal to 5.0% of the aggregate number of Shares of common stock (or Pre-Funded Warrants in lieu of Shares, if applicable) placed in the Offering The Placement Agent Warrants shall be in a customary form reasonably acceptable to Placement Agent, have a term of five (5) years and an exercise price equal to 115% of the offering price per Unit in the Offering. The Placement Agent Warrants shall have the same terms as the Warrants to the extent that such terms are permissible under applicable FINRA rules, except that such Placement Agent Warrants shall have an exercise price equal to 115% of the Offering Price.

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7. Offering. The Offering of the Securities shall be at the price and upon the terms and conditions set forth in the Registration Statement and the exhibits and appendices thereto and any amendments or supplements thereto.

8. Privacy Act.

8.1 To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.

8.2 “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information shall include, but not be limited to, name, address, telephone number, social security number, health information, and personal financial information (which may include consumer account number).

8.3 The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to the Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

8.4 The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

9. Indemnification by the Issuer.

9.1 Subject to the conditions set forth below, the Issuer, with respect to the Offering, agrees to indemnify and hold harmless the Placement Agent and its respective owners, managers, members, partners, directors, officers, employees, agents, attorneys, and accountants (collectively the “Placement Agent Parties” and each a “Placement Agent Party”), against any and all loss, liability, claim, damage and expense whatsoever (“Loss”) arising out of or based upon:

9.1.1 Any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as amended and supplemented from time to time) or in any application or other document filed in any jurisdiction in order to qualify the Securities under, or exempt the Offering of the Securities from, the registration or qualification requirements of the securities laws thereof;

9.1.2 The omission or alleged omission from the Registration Statement (as amended and supplemented from time to time) of a material fact required to be stated therein or necessary to make the statements therein not misleading;

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9.1.3 The failure of the Issuer to comply with any provisions of federal and state securities law, rules, and regulations;

9.1.4 Any verbal or written representations made in connection with the Offering made by the Issuer, its agents (other than by the Placement Agent Parties or any of its employees or affiliates), employees, or affiliates in violation of federal and state securities law, rules, and regulations, including Regulation D; or

9.1.5 The breach by the Issuer of any term, condition, representation, warranty, or covenant in this Agreement.

9.2 If any action is brought against any of the Placement Agent Parties in respect of which indemnity may be sought hereunder, the Placement Agent Party shall promptly notify the party or parties against whom indemnification is to be sought in writing of the institution of such action, and the Issuer shall assume the defense of such action. The affected Placement Agent Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the Issuer’s expense and authorized in writing by the Issuer.

9.3 The Issuer agrees to promptly notify the Placement Agent of the commencement of any litigation or proceedings against the Issuer or any of its respective officers, directors, members, managers, partners, employees, attorneys, accountants, or agents in connection with the Offering of the Securities or in connection with the Registration Statement.

9.4 The indemnity provided to the Placement Agent Parties pursuant to this Section 9 shall not apply to the extent that any Loss arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuer by the Placement Agent specifically for use in the preparation of the Registration Statement (or any amendment or supplement thereto) or any sales literature, (ii) the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules or regulations caused by an action or omission of the Placement Agent, (iii) the offer or sale by the Placement Agent of a Security to a person who fails to meet the standards regarding suitability under any applicable federal and state laws, rules, and regulations or FINRA rules or (iv) the breach by the Placement Agent of its representations, warranties, or obligations hereunder.

10. Indemnification by the Placement Agent.

10.1 Subject to the conditions set forth below, the Placement Agent agrees to indemnify and hold harmless the Issuer and its affiliates and their respective general partners, stockholders, partners, directors, officers, managers, employees, members and agents, each controlling person and each of their respective attorneys and accountants (“Issuer Parties”), against any and all Loss arising out of or based upon:

10.1.1 Any verbal or written representations made in connection with the Offering made by the Placement Agent (other than by the Issuer or its employees or affiliates), employees, or affiliates in violation of the Securities Act, the Exchange Act, Regulation D, the regulations thereunder, applicable requirements and rules of FINRA, or any applicable federal or state securities laws and regulations;

10.1.2 The Placement Agent’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, Regulation D, the regulations thereunder, applicable requirements and rules of FINRA, or any applicable federal or state securities laws and regulations, other than any failure to comply which directly results from acts of the Issuer;

10.1.3 The breach by the Placement Agent of any term, condition, representation, warranty, or covenant in this Agreement;

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10.1.4 Any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (as from time to time it is amended and supplemented), or in any application or other document filed in any jurisdiction in order to qualify the Securities under or exempt the Offering of the Securities from the registration or qualification requirements of the securities laws thereof; provided, however, to the extent, but only to the extent, that the untrue statement or alleged untrue statement of material fact was made by the Placement Agent, employees, or affiliates or otherwise made in reliance on and in conformity with written information furnished to the Issuer by the Placement Agent, employees or affiliates; or

10.1.5 The omission or alleged omission from the Registration Statement (as from time to time it is amended and supplemented) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, to the extent, but only to the extent, that the omission or alleged omission of material fact was required to be disclosed by the Placement Agent, employees, or affiliates or otherwise in reliance on and in conformity with written information furnished, or required to be disclosed, to the Issuer by the Placement Agent, employees, or affiliates.

10.2 If any action is brought against any of the Issuer Parties in respect of which indemnity may be sought hereunder, the Issuer Party shall promptly notify the Placement Agent in writing of the institution of such action, and the Placement Agent shall assume the defense of such action. The Issuer Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the Placement Agent’s expense, provided that the Placement Agent will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

10.3 The Placement Agent agrees to promptly notify the Issuer of the commencement of any litigation or proceedings against the Placement Agent or any of the Placement Agent’s managers, members, officers, directors, partners, employees, affiliates, attorneys, accountants, or agents in connection with the Offering of the Securities or in connection with the Registration Statement.

10.4 The indemnity provided to the Issuer pursuant to this Section 10 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Issuer or any of its agents (other than the Placement Agent) or any omission or alleged omission of a material fact required to be disclosed by the Issuer or any of its agents (other than the Placement Agent).

11. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to Sections 9 and 10 is for any reason held to be unavailable from the Issuer or the Placement Agent, the parties shall contribute to the aggregate Loss, liabilities, claims, damages and expenses (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amounts as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the each party in connection with the events described in Sections 9 and 10, which resulted in such Loss, liabilities, claims, damages or expenses, as well as any other equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Placement Agent and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such omission or statement.

12. Expenses of the Offering. The Issuer agrees to pay all expenses incident to the performance of its obligations hereunder, including all expenses incident to marketing the Offering and submitting filings with federal and state regulatory authorities; the exemption of the Securities under federal and state securities laws, including fees and disbursements of the Issuer’s counsel; and all costs of reproduction and distribution of the Registration Statement and any amendment or supplement thereto. The Issuer agrees to pay all costs and expenses incident to the Offering whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated. Furthermore, the Issuer shall reimburse the Placement Agent for (a) $40,000 for non-accountable expenses; and (b) up to $125,000 for fees and expenses of legal counsel and other out-of-pocket expenses.

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13. Termination and Survival. This Agreement is terminable by any party for any reason whatsoever or for no reason at any time upon written notice to the other parties. Such termination shall not affect the obligations set forth in Sections 6, 9, 10, 11, and 12 which shall survive the sale of, and payment for, the Securities.

14. Governing Law; Venue. This Agreement shall be governed by, subject to and construed in accordance with, the laws of the State of Delaware without regard to conflict of law provisions and any dispute between the parties concerning this Agreement shall come within the jurisdiction of the courts of New York.

15. Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.

17. Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the Issuer and the Placement Agent.

18. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and delivered as follows:

if sent to the Placement Agent, shall be mailed or delivered to:

Dominari Securities LLC

725 Fifth Avenue, 23rd Fl.

New York, NY 10022

or if sent to the Issuer shall be mailed or delivered to:

Reliance Global Group, Inc.

Attn: Mr. Ezra Beyman

300 Blvd. of the Americas

Suite 105

Lakewood, NJ 08701

The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

19. Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the parties referred to in Sections 9, 10, and 11 and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.

20. Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

21. Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

22. Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.

Reliance Global Group, Inc.	Dominari Securities LLC

By:	By:
Name:	Name:	Eric Newman
Title:	Title:	EVP / Head of Investment Banking

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